UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2010

WESTERN IOWA ENERGY, LLC
 (Exact name of registrant as specified in its charter)

Iowa	000-51965	41-2143913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 S. Center Street P.O. Box 399 Wall Lake, Iowa	51466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 664-2173

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On February 25, 2010, Western Iowa Energy, LLC (“WIE” or the “Company”) re-convened a special meeting of its unitholders that it first called to order on February 18, 2010, to consider and vote upon the following proposals:
1.	To sell substantially all the assets and liabilities of WIE pursuant to the terms set forth in the Second Amended and Restated Asset Purchase Agreement, executed November 20, 2009, dated and effective as of the original execution date, May 11, 2009, by and among REG Newco, Inc., a Delaware corporation, REG Wall Lake, LLC, an Iowa limited liability company, Western Iowa Energy, LLC, an Iowa limited liability company, and Renewable Energy Group, Inc., a Delaware corporation, and the transactions contemplated thereby (“Proposal 1”).

2.	In the event the unitholders approve Proposal 1, to dissolve, wind up, and liquidate WIE as soon as reasonably practicable following the consummation of the transfer of substantially all of WIE’s assets and liabilities to REG Wall Lake, LLC, as contemplated in the Second Amended and Restated Asset Purchase Agreement executed November 20, 2009, dated and effective as of the original execution date, May 11, 2009 (“Proposal 2”).

3.	To approve the adjournment or postponement of the special meeting to a later date, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Second Amended and Restated Asset Purchase Agreement (“Proposal 3”).
A quorum was present for the special meeting. The Company’s unitholders rejected each of the foregoing proposals. The number and percentage of votes cast with respect to each proposal were as follows:
Proposal 1:

For	Against	Abstain
10,060	10,596	70
38.04%	40.07%	0.26%
Proposal 2:

For	Against	Abstain
10,081	10,575	70
38.12%	39.99%	0.26%
Proposal 3:

For	Against	Abstain
10,065	10,000	661
48.56%	48.25%	3.19%
The foregoing description of the Second Amended and Restated Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Second Amended and Restated Asset Purchase Agreement filed as an exhibit to the Company’s Current Report on Form 8-K filed on November 23, 2009.
Item 1.02 Termination of a Material Definitive Agreement
Second Amended and Restated Asset Purchase Agreement
On February 25, 2010, the Company received from Renewable Energy Group, Inc. (“REG”) a notice of termination of the Second Amended and Restated Asset Purchase Agreement, executed November 20, 2009, dated and effective as of the original execution date, May 11, 2009, by and among REG Newco, Inc., REG Wall Lake, LLC, WIE, and REG (the “Second Amended and Restated Asset Purchase Agreement”). On November 20, 2009, the Company entered into the Second Amended and Restated Asset Purchase Agreement, which superseded the original Asset Purchase Agreement between the same parties entered into on May 11, 2009 and the Amended and Restated Asset Purchase Agreement between the same parties executed on August 7, 2009, and pursuant to which the Company proposed to consolidate its business and operations with REG under REG Newco, a Delaware corporation, through the sale of substantially all of its assets and the assumption of certain of its liabilities in exchange for certain shares of REG Newco’s Common Stock and Preferred Stock.

The Second Amended and Restated Asset Purchase Agreement was subject to several closing conditions, including the approval of a majority of the Membership Voting Interests of the Company. The Second Amended and Restated Asset Purchase Agreement also contemplated the subsequent dissolution of the Company, which was subject to the approval of a 75% majority in interest of the Membership Voting Interests of the Company. On February 24, 2010, the unitholders of WIE voted to reject the proposed consolidation and the proposed dissolution of WIE. REG indicated that its termination of the Second Amended and Restated Asset Purchase Agreement resulted from the negative vote by the unitholders of WIE.
The foregoing description of the Second Amended and Restated Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Second Amended and Restated Asset Purchase Agreement filed as an exhibit to the Company’s Current Report on Form 8-K filed on November 23, 2009.
Item 9.01 Financial Statements and Exhibits
(a) None.
(b) None.
(c) None.
(d) Exhibits
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN IOWA ENERGY, LLC

February 26, 2010	/s/ William J. Horan

Date	William J. Horan, President